                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment to the registration statement on Form S-3 (the "Registration Statement") of our report dated March 30, 2001, relating to the financial statements of the Discovery Select Variable Annuity Account Subaccounts of the Pruco Life of New Jersey Flexible Premium Variable Annuity Account, which is also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference in the Statement of Additional Information constituting part of this Registration Statement of our report dated March 30, 2001, relating to the financial statements of Pruco Life Insurance Company of New Jersey, which is also incorporated by reference into the Statement of Additional Information.

We also consent to the incorporation by reference to us under the heading "Experts" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

New York, New York
April 23, 2001